                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): November 26, 1997.


                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)


     Delaware             0-22046                38-3114641
(State or other          (Commission File       (I.R.S. Employer
jurisdiction of           Number)                Identification No.)
incorporation)



50 Spring Street, Ramsey, New Jersey                   07446
(Address of principal executive offices)            (Zip Code)


                                 (201) 934-8500
              (Registrant's telephone number, including area code)


                                 Not Applicable
              (Former name, former address and former fiscal year,
                         if changed since last report.)
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Item 1. Change of Control of Registrant.

      On November 26, 1997, Bogen Communications International, Inc. (the "Company") purchased (the "Repurchase") 3,701,919 shares of its common stock, par value $.001 per share ("Common Stock"), and warrants to purchase 200,000 shares of Common Stock from Geotek Communications, Inc. ("Geotek"), for an aggregate purchase price of $18,500,000, pursuant to a Stock Purchase Agreement, dated November 26, 1997, between the Company and Geotek, which is attached hereto as Exhibit 10.1. As a result of the Repurchase, Geotek, which owned approximately 64% of the Common Stock, no longer has an equity interest in the Company.

      In order to finance the Repurchase, on November 26, 1997, the Company issued 200,000 shares of its Series A Convertible Preferred Stock (the "Series A Preferred") to a group of investors (the "Investors") for aggregate gross proceeds of $20,000,000, pursuant to a Convertible Preferred Stock Purchase Agreement, dated November 26, 1997, between the Company and the Investors, which is attached hereto as Exhibit 10.2. The portion of the proceeds received pursuant to the Convertible Preferred Stock Purchase Agreement, and not applied to the Repurchase, will be used for general corporate purposes.

      Except as otherwise provided in the Certificate of Incorporation of the Company or the General Corporation Law of the State of Delaware, the Series A Preferred will vote together with all other classes of voting capital stock of the Company as a single class on all actions to be taken by the stockholders of the Company. Each share of Series A Preferred entitles the holder thereof to
18.605 votes per share. Accordingly, the Investors collectively hold approximately 64% of the voting capital stock of the Company.

      In addition to the voting rights discussed above, each share of Series A Preferred pays a dividend at an annual rate of interest of 9%, which dividends may be payable in cash or in shares of Series A Preferred. Holders of the Series A Preferred may convert each share of Series A Preferred into 18.605 shares of Common Stock. Five years from the date of issuance, each share of Series A Preferred will be converted automatically into Common Stock. At the option of the Company, the Series A Preferred may be redeemed prior to the mandatory conversion date if the price of the Common Stock closes above $8.0625 for twenty consecutive trading days and notice is given within 60 days thereafter. The redemption price will be $100 per share plus accrued dividends. In the event of a redemption which occurs at the option of the Company prior to December 1, 2000, the redemption price shall also be increased by an amount equal to one-half of the dividends that would have accrued or been payable through December 1, 2000.

Item 5.  Other Events.

      Mr. Jonathan Guss has been named the Chief Executive Officer and Mr. Michael Fleischer has been named President of the Company pursuant to the Employment Agreements, dated November 26, 1997, between the Company and each of Messrs. Guss and Fleischer, which are attached hereto as Exhibits 10.3 and 10.4, respectively. Mr. John J. Egidio, the Company's acting President and Chief Executive Officer will be leaving the Company to resume his role with Geotek.
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      In connection with their appointment, Mr. Guss was granted an option to acquire 162,943 shares of Common Stock and Mr. Fleischer was granted an option to acquire 162,942 shares of Common Stock, in each case, at a purchase price of $5.00 per share (collectively, the "Options"), pursuant to Option Agreements, dated November 26, 1997, between the Company and each of Messrs. Guss and Fleischer, which are attached hereto as Exhibits 10.5 and 10.6, respectively. On each March 1, June 1, September 1, and December 1, commencing on June 1, 1999 and ending on September 1, 2000, the Options will vest and be exercisable with respect to 23,000 of the shares which may be acquired upon exercise of such Option, and with respect to the remainder of such shares, the Options will vest and be excerisable on December 1, 2000.

      In addition, D & S Capital, LLC, a limited liability company whose interests are owned by Messrs. Guss and Fleischer, has acquired 46,295 shares of Common Stock and a warrant to purchase 250,000 shares of Common Stock at an exercise price of $5.00 per share, for an aggregate consideration of $250,000, pursuant to a Common Stock and Warrant Purchase Agreement, dated November 26, 1997, between the Company and D & S Capital, LLC, which is attached hereto as
Exhibit 10.7. The warrant may be exercised on or after June 1, 1998 with respect to 100,000 shares of Common Stock, on or after September 1, 1998 with respect to an additional 45,000 shares of Common Stock, on or after December 1, 1998 with respect to an additional 45,000 shares of Common Stock, and on or after March 1, 1999 with respect to an additional 60,000 shares of Common Stock. A copy of the warrant is attached hereto as Exhibit 10.8. The proceeds from the sale of Common Stock and warrants will be used for general corporate purposes.

      Effective as of the closing of the Repurchase, the Company's Board of Directors was reconstituted. The current members of the Company's Board of Directors are: Messrs. Yoav Stern, Jeffery Schwarz, Jonathan Guss, Michael Fleischer, Daniel Schwartz, Zivi Nedivi and David Jan Mitchell, with Messrs. Stern and Schwarz serving as co-chairmen.

Item 7.  Financial Statements and Exhibits.

      (c)  Exhibits

Exhibit Number                      Description
--------------                      -----------

      4.1 Certificate of Designation, Preferences and Rights of Convertible Preferred Stock of Bogen Communications International, Inc.

      4.2 Certificate of Correction to the Certificate of Designation, Preferences and Rights of Convertible Preferred Stock of Bogen Communications International, Inc.

      10.1 Stock Purchase Agreement, dated November 26, 1997, between the Company and Geotek.

      10.2 Convertible Preferred Stock Purchase Agreement, dated November 26, 1997, between the Company and the Investors.
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      10.3        Employment Agreement, dated November 26, 1997, between the
                  Company and Mr. Jonathan Guss.

      10.4 Employment Agreement, dated November 26, 1997, between the Company and Mr. Michael Fleischer.

      10.5 Option Agreement, dated November 26, 1997, between the Company and Mr. Jonathan Guss.

      10.6 Option Agreement, dated November 26, 1997, between the Company and Mr. Michael Fleischer.

      10.7 Common Stock and Warrant Purchase Agreement, dated November 26, 1997, between the Company and D & S Capital, LLC.

      10.8 Warrant, dated November 26, 1997, issued by the Company to D & S Capital, LLC.

      99.1        Press release, dated November 26, 1997, issued by the Company.
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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                        BOGEN COMMUNICATIONS INTERNATIONAL, INC.
                        (Registrant)




                         /s/ Yoav M. Cohen
                        -------------------------------------
                        Name: Yoav M. Cohen
Date:December 10, 1997  Title:  Senior Vice President - Business Development and
                                Finance, Chief Financial Officer and Secretary
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\                               Index to Exhibits


Exhibit
Number                                  Description
-------                                 -----------
 4.1 Certificate of Designation, Preferences and Rights of Convertible Preferred Stock of Bogen Communications International, Inc.

 4.2 Certificate of Correction to the Certificate of Designation, Preferences and Rights of Convertible Preferred Stock of Bogen Communications International, Inc.

10.1 Stock Purchase Agreement, dated November 26, 1997, between the Company and Geotek.

10.2 Convertible Preferred Stock Purchase Agreement, dated November 26, 1997, between the Company and the Investors.

10.3 Employment Agreement, dated November 26, 1997, between the Company and Mr. Jonathan Guss.

10.4 Employment Agreement, dated November 26, 1997, between the Company and Mr. Michael Fleischer.

10.5 Option Agreement, dated November 26, 1997, between the Company and Mr. Jonathan Guss.

10.6 Option Agreement, dated November 26, 1997, between the Company and Mr. Michael Fleischer.

10.7 Common Stock and Warrant Purchase Agreement, dated November 26, 1997, between the Company and D & S Capital, LLC.

10.8 Warrant, dated November 26, 1997, issued by the Company to D & S Capital, LLC.

99.1      Press release, dated November 26, 1997, issued by the Company.